UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 10, 2005

NEW PLAN EXCEL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12244	33-0160389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

420 Lexington Avenue, 7th Floor New York, New York		10170
(Address of principal executive offices)		(Zip Code)

(212) 869-3000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

On August 10, 2005, New Plan Excel Realty Trust, Inc. (the “Company”) completed the sale and contribution of 69 community and neighborhood shopping centers (the “Properties”) to Galileo America LLC (the “US Partnership”), pursuant to the Contribution and Sale Agreement, dated as of July 19, 2005, by and among the Company, certain of its subsidiaries, the US Partnership and Galileo America, Inc. (the “Contribution Agreement”).  The US Partnership acquired the Properties for approximately $968 million of total consideration, comprised of approximately $928 million in cash and approximately $40 million of equity in the US Partnership.  The Company has the right to receive up to an additional $12 million in cash based upon the performance of the Properties during the 18-month period following the closing of the transaction.  The foregoing summary of the Contribution Agreement is qualified in its entirety by the full terms and conditions of the Contribution and Sale Agreement, a copy of which is filed as Exhibit 99.3 hereto.

A series of related transactions occurred simultaneously with the closing under the Contribution Agreement.  These transactions included (i) the redemption by the US Partnership of an existing interest in the US Partnership held by an affiliate of CBL & Associates Properties, Inc. (“CBL”) for two properties currently owned by the US Partnership, (ii) the purchase by the Company of an asset management fee stream from the US Partnership for $18.5 million and (iii) the acquisition by the Company of the property management rights of an affiliate of CBL with respect to the US Partnership for $22.0 million (plus an agreement to purchase certain additional property management rights in 2008 for $7.0 million).  At the closing of the Contribution Agreement and the completion of the related transactions, the Company owned an approximate 5.0% interest in the US Partnership.

All of the foregoing transactions are collectively referred to herein as the “Galileo Transaction”.

Item 7.01.                                          Regulation FD Disclosure.

A copy of the press release announcing the closing of the Galileo Transaction is furnished as Exhibit 99.1 hereto.

The information included in this Item 7.01 and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                                            Financial Statements and Exhibits.

(a)                                  Not applicable.

(b)                                 Pro Forma Financial Information.

The following pro forma financial information with respect to the Galileo Transaction is filed as Exhibit 99.2 hereto:

•                  Pro Forma Consolidated Balance Sheet as of June 30, 2005.

•                  Pro Forma Consolidated Statement of Operations For the Six Months Ended June 30, 2005.

•                  Pro Forma Consolidated Statement of Operations For the Year Ended December 31, 2004.

•                  Notes to Pro Forma Consolidated Financial Statements.

(c)                                  Exhibits.

Exhibit Number	Description

99.1	New Plan Excel Realty Trust, Inc. Press Release, dated August 10, 2005, regarding the closing of the Galileo Transaction

99.2	Pro Forma Financial Information reflecting the closing of the Galileo Transaction

99.3	Contribution and Sale Agreement, dated as of July 19, 2005, by and among New Plan Excel Realty Trust, Inc., certain of its subsidiaries, Galileo America LLC and Galileo America, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW PLAN EXCEL REALTY TRUST, INC.

Date: August 16, 2005	By:	/s/ Steven F. Siegel
Steven F. Siegel
Executive Vice President, General Counsel
and Secretary